EXHIBIT 99.1

CONTACT:

Jon Faulkner

Chief Financial Officer

706-876-5814

jon.faulkner@dixiegroup.com

THE DIXIE GROUP REPORTS FIRST QUARTER 2010 RESULTS

CHATTANOOGA, Tenn. (April 28, 2010) -- The Dixie Group, Inc. (NASDAQ:DXYN) today reported financial results for the first quarter ended March 27, 2010.  In the first quarter of 2010, the Company had net sales of $50,454,000 versus $47,639,000 in the same quarter of 2009.  Including unusual items, the Company reported an after-tax loss from continuing operations of $2,459,000, or $0.20 per diluted share, in the quarter, compared with a loss from continuing operations of $35,441,000, or $2.90 per diluted share, for same quarter of 2009.  Excluding the unusual items, the non-GAAP loss from continuing operations was $2,316,000, or $0.19 per diluted share, for the first quarter of 2010, compared with a non-GAAP loss from continuing operations of $5,932,000, or $0.48 per diluted share, for the first quarter of 2009.

Commenting on the results, Daniel K. Frierson, chairman and chief executive officer, said, “The first quarter, which is usually our lowest from a seasonal standpoint, was an improvement over the same quarter of last year and our first favorable year-over-year comparison since the downturn began. Sales were up 5.9% from the prior year period, and pre-tax operating income, without unusual items, improved from a loss of $6,142,000 in the prior year to a loss of $2,075,000.  We believe the industry is down slightly 2-3% in dollar terms during the period. For the industry, residential products improved slightly while the commercial sector was down over 7% versus the prior year.

“We have seen a gradual recovery in the residential markets with emphasis being on value products.  In the fourth quarter, we introduced more aggressively priced, well-designed value products in both our Durasilk polyester and branded nylon product lines.  These and other sales initiatives have resulted in carpet sales growth that exceeded the general market by 10% in dollars and over 20% in units for the quarter.  The increase in units was due to mix changes in both our commercial and residential product markets.

"Margins continue to be under pressure due to raw material increases, growth in lower margin product lines and unfavorable volume early in the quarter.  Our margins for the quarter were 24.5% of net sales or 4.3 percentage points better than the same period in 2009 but 3.2 percentage points below levels of the fourth quarter 2009.  Late in the period, we began to see the results of the industry-wide price increase enacted during the quarter.  Due to rising raw material costs, a second residential price increase has been announced to be effective in the second quarter.  Our volume throughout the quarter has grown as evidenced by our plans to convert our yarn operation from the existing three-shift schedule back to a pre-downturn four-shift operation. Overall, we are making progress toward our objective of returning the Company to profitability at anticipated 2010 business activity levels.

-MORE-

DXYN Reports First Quarter Results

April 28, 2010

“The consolidation of our West Coast operations, though physically complete, still had some additional costs relating to software changes and remaining non-accrued facility rental costs for our Pullman facility.

“Our plans to improve inventory utilization and reduce capital expenditures have continued.  Inventory turns have improved 25% versus a year ago.  Capital expenditures for the quarter were $91 thousand compared to depreciation and amortization of $3.0 million for the period.  Total debt was reduced $6.8 million during the quarter, ending March 27, 2010 at $61.0 million, due to a federal tax refund and lower capital expenditures.  Availability under our loan agreements stood at $15.3 million at the quarter end.

“We experienced solid growth in our wool collections at the upper end and strong growth from our new polyester products in the Dixie Home line. As past experience has shown us, we see the residential business recovering faster than the commercial business.  We continue to be diligent in seeking out growth opportunities and still maintain tight cost controls in this slow economic recovery period,” Frierson concluded.

The Company’s loss from discontinued operations was $70,000, or $0.00 per diluted share, for the first quarter of 2010, compared with a loss from discontinued operations of $116,000, or $0.01 per diluted share, for the prior year.  Including discontinued operations, the Company reported a net loss of $2,529,000, or $0.20 per diluted share, for the first quarter of 2010 compared with a net loss of $35,557,000, or $2.91 per diluted share, for the year-earlier period.

A listen-only Internet simulcast and replay of Dixie's conference call may be accessed with appropriate software at the Company's web site or at www.earnings.com.  The simulcast will begin at approximately 11:00 a.m. Eastern Time on April 28, 2010.  A replay will be available approximately two hours later and will continue for approximately 30 days.  If Internet access is unavailable, a listen-only telephonic conference will be available by dialing (913) 312-1466 at least ten minutes before the appointed time. A seven-day telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 2517944 when prompted for the access code.

The Dixie Group (www.thedixiegroup.com) is a leading marketer and manufacturer of carpet and rugs to higher-end residential and commercial customers through the Fabrica International, Masland Carpets, Dixie Home, Masland Contract and Whitespace brands.

Statements in this news release, which relate to the future, are subject to risk factors and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Such factors include the levels of demand for the products produced by the Company.  Other factors that could affect the Company's results include, but are not limited to, raw material and transportation costs related to petroleum prices, the cost and availability of capital, and general economic and competitive conditions related to the Company's business. Issues related to the availability and price of energy may adversely affect the Company's operations.  Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

-MORE-

DXYN Reports First Quarter Results

April 28, 2010

THE DIXIE GROUP, INC.

Consolidated Condensed Statements of Operations

(unaudited; in thousands, except earnings per share)

	Three Months Ended
	March 27, 2010	March 28, 2009
NET SALES	$50,454	$47,639
Cost of sales	38,101	38,024

GROSS PROFIT	12,353	9,615
Selling and administrative expenses	14,358	15,618
Other operating income	(59)	(43)
Other operating expense	129	182
Facility consolidation and severance expenses	211	1,615
Impairment of goodwill	---	31,406

OPERATING LOSS	(2,286)	(39,163)

Interest expense	1,235	1,486
Other income	(11)	(305)
Other expense	9	20

Loss from continuing operations before income taxes	(3,519)	(40,364)
Income tax benefit	(1,060)	(4,923)

Loss from continuing operations	(2,459)	(35,441)
Loss from discontinued operations, net of tax	(70)	(116)

NET LOSS	$(2,529)	$(35,557)

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$(0.20)	$(2.90)
Discontinued operations	(0.00)	(0.01)

Net loss	$(0.20)	$(2.91)

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$(0.20)	$(2.90)
Discontinued operations	(0.00)	(0.01)

Net loss	$(0.20)	$(2.91)

Weighted-average shares outstanding:
Basic	12,496	12,236
Diluted	12,496	12,236

DXYN Reports First Quarter Results

April 28, 2010

THE DIXIE GROUP, INC.

Consolidated Condensed Balance Sheets

(in thousands)

	March 27, 2010	December 26, 2009
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$191	$56
Receivables, net	21,897	26,150
Inventories	55,837	55,156
Other	4,490	4,683
Total Current Assets	82,415	86,045

Net Property, Plant and Equipment	76,933	79,756
Other Assets	13,153	13,255
TOTAL ASSETS	$172,501	$179,056

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$27,628	$24,745
Current portion of long-term debt	7,909	8,434
Total Current Liabilities	35,537	33,179

Long-Term Debt
Senior indebtedness	40,302	46,480
Capital lease obligations	622	707
Convertible subordinated debentures	12,162	12,162
Deferred Income Taxes	5,229	5,830
Other Liabilities	13,309	13,191
Stockholders' Equity	65,340	67,507
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$172,501	$179,056

-MORE-

DXYN Reports First Quarter Results

April 28, 2010

THE DIXIE GROUP, INC.

Reconciliation of Operating Loss to Non-GAAP Operating Loss and Loss from Continuing Operations to Non-GAAP Loss from Continuing Operations

(unaudited; in thousands, except earnings per share)

	Three Months Ended
	March 27, 2010	March 28, 2009
Reconciliation of Operating Loss:
Operating loss	$(2,286)	$(39,163)

Add: Goodwill impairment and facility consolidation and severance expenses	211	33,021

Non-GAAP operating loss	(2,075)	(6,142)

Reconciliation of Loss from Continuing Operations:
Loss from continuing operations	$(2,459)	$(35,441)

Add: Goodwill impairment and facility consolidation and severance expenses, net of tax	143	29,509

Non-GAAP loss from continuing operations	(2,316)	(5,932)

Non-GAAP basic loss from continuing operations per share	$(0.19)	$(0.48)

Basic average shares outstanding	12,496	12,236

Non-GAAP diluted loss from continuing operations per share	$(0.19)	$(0.48)

Diluted average shares outstanding	12,496	12,236

The Company believes a review of both GAAP and the above non-GAAP measures is useful for itself and investors in order to evaluate the Company's performance and for future planning and forecasting.

-END-